EXHIBIT 99.1  Limited Waiver of Excess Share Limitation


                    LIMITED WAIVER OF EXCESS SHARE LIMITATION

     This Limited Waiver of Excess Share Limitation (the "Waiver") is granted by Mid-America Apartment Communities, Inc., a Tennessee corporation ("Mid-America") to Cohen & Steers Capital Management, Inc. ("Cohen & Steers") on this the 7th day of January, 2005.

     WHEREAS, Section 14(b) of the Charter of Mid-America (the "Charter") provides that prior to any transfer or transaction which would cause a shareholder to own, directly or indirectly, shares in excess of 9.9% of the outstanding shares of capital stock of Mid-America (the "Limit"), and in any event upon demand by the Board of Directors of Mid-America (the "Board"), such shareholder shall file with Mid-America an affidavit setting forth the number of shares of capital stock of Mid-America (a) owned directly and (b) owned indirectly by the person filing the affidavit;

     WHEREAS, as of November 30th, 2004 Mid-America has outstanding 23,414,106 shares of common stock, $.01 par value per share (the "Common Stock");

     WHEREAS, as of November 30th, 2004 Mid-America has outstanding 7,074,500 shares of preferred stock, $25.00 liquidation value per share (the "Preferred Stock");

     WHEREAS,  Section 14(d) of the Charter  states that,  except as provided in
Section 14(e) of the Charter, no person shall at any time directly or indirectly own in the aggregate more than the Limit;

     WHEREAS, Section 14(e) of the Charter grants the Board discretion to exempt from the Limit and from the filing requirements of Section 14(b) of the Charter ownership or transfers of certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board with evidence and assurances acceptable to the Board that the qualification of Mid-America as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued under the Code would not be jeopardized thereby;

     WHEREAS, Cohen & Steers has expressed an interest in acquiring beneficial ownership of up to fifteen percent (15%) of the total of Common Stock and Preferred Stock that shall be outstanding from time to time;

     WHEREAS, for purposes of this Waiver, the term beneficial ownership shall be interpreted in accordance with the concept of beneficial owner described in Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934;

     WHEREAS, the Company desires to grant the limited waiver described herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Representations of Cohen & Steers. Cohen & Steers does not have actual knowledge that its acquisition of beneficial ownership of up to fifteen percent (15%) of the total issued and outstanding Common Stock and Preferred Stock will jeopardize Mid-America's status as a REIT.

1. Grant of Limited Waiver. Pursuant to Section 14(e) of the Charter, the Board has directed that Mid-America grant to Cohen & Steers and its Affiliates (as defined in the Charter) a limited waiver of the Limit and the filing requirement of Section 14(b) of the Charter on the following basis:

     (a) Cohen & Steers and its Affiliates may acquire, in the aggregate, beneficial ownership of up to fifteen percent (15%) of the total of issued and outstanding Common Stock and Preferred Stock.

     (b) If Cohen & Steers and its Affiliates, in the aggregate, acquire in excess of fifteen percent (15%) of the total of issued and outstanding Common Stock and Preferred Stock, such shares shall be deemed to be Excess Shares under the Charter and Mid-America shall have the rights granted by Section 14(f) of the Charter with respect to such shares.

     (c) If (i) Cohen & Steers or its Affiliates violate any term of this Waiver or (ii) if Mid-America reasonably determines in consultation with its accountants and attorneys that its qualification as a REIT is jeopardized because of this Waiver, Mid-America shall have the right to treat that number of shares of Common Stock and/or Preferred Stock acquired by Cohen & Steers in excess of the Limit that is reasonably necessary to preserve Mid-America's status as a REIT as Excess Shares under the Charter.

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     IN WITNESS  WHEREOF,  the parties  have  entered into this Waiver as of the date and year first written above, intending to be legally bound.


                                        MID AMERICA APARTMENT COMMUNITIES, INC.

                                        By:    /s/Simon Wadsworth
                                        Name:  Simon R.C. Wadsworth
                                        Title: CFO


                                        COHEN & STEERS CAPITAL
                                        MANAGEMENT, INC.

                                        By:    /s/Joe Harvey
                                        Name:  Joe Harvey
                                        Title: President